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                                          Exhibit (5)(a)(23)(b)


                STOEL RIVES BOLEY JONES & GREY
                       ATTORNEYS AT LAW
                           SUITE 950
                   PORT OF PORTLAND BUILDING
                       700 NE MULTNOMAH
                 PORTLAND, OREGON  97232-4109


                        August 31, 1994



PacifiCorp
700 NE Multnomah, Suite 1600
Portland, OR  97232

PacifiCorp Delaware, L.P.
700 NE Multnomah, Suite 1600
Portland, OR  97232


Ladies and Gentlemen:

          We are acting as counsel to PacifiCorp, an Oregon corporation (the "Company"), and PacifiCorp Delaware, L.P., a Delaware limited partnership (the "Partnership") in connection with the proposed issuance and sale by the Company from time to time of not to exceed $150,000,000 in aggregate principal amount of Junior Subordinated Debentures (the "Debentures") to be issued pursuant to an indenture between the Company and the Bank of New York, as Trustee (the "Indenture"), and the proposed issuance and sale by the Partnership from time to time of not to exceed $150,000,000 of its preferred securities, representing preferred limited partner interests (the "Preferred Securities") in one or more series, all as contemplated by the Registration Statement on Form S-3 about to be filed by the Company and the Partnership with the Securities and Exchange Commission for the registration of the Debentures and Preferred Securities under the Securities Act of 1933 (the "Act"). As described in the Registration Statement, the Company may issue the Debentures to (a) the public or institutional investors or (b) the Partnership in connection with the issuance of Preferred Securities. If Preferred Securities are issued by the Partnership, the proceeds therefrom, together with the capital contribution of the Company, as the Partnership's general partner, will be used to purchase the Debentures. The Company will guarantee (the "Guarantee") the payment by the Partnership of distributions with respect to the Preferred Securities and of amounts due upon liquidation of the Partnership or redemption of the Preferred Securities, all to the extent set forth in the Guarantee. The Preferred Securities are to be issued by the Partnership pursuant to an
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PacifiCorp Delaware, L.P.
August 31, 1994
Page 2


Amended and Restated Limited Partnership Agreement and one or more actions thereunder (collectively, the "Limited Partnership
Agreement").

          With respect to all matters of Delaware law, we have relied on the opinion of Richards, Layton & Finger, which is being filed as Exhibit (5)(b) to the Registration Statement.

          In connection with the foregoing, we are of the opinion that:

          (a) All action necessary to make valid the proposed issuance of the Debentures by the Company will have been taken when:

               1. The Registration Statement, as it may be amended, shall have become effective;

               2.   The Indenture shall have been qualified
                    under the Trust Indenture Act of 1939, as amended;

               3. Appropriate orders authorizing the issuance of the Debentures by the Company shall have been entered by the Idaho Public Utilities Commission, the Montana Public Service Commission, the Public Utility Commission of Oregon, the Utah Public Service Commission and the Public Service Commission of Wyoming;

               4.   The Finance Committee or the Pricing
                    Committee of the Company's Board of
                    Directors shall have duly adopted
                    appropriate resolutions establishing one or
                    more series of Debentures, fixing certain
                    of the terms thereof, authorizing the
                    execution and delivery of one or more
                    supplemental indentures with respect to the
                    series of Debentures, authorizing the
                    execution and delivery of the Debentures
                    and authorizing or ratifying such other
                    corporate acts as may be necessary in
                    connection with the issuance and sale of
                    the Debentures;
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PacifiCorp
PacifiCorp Delaware, L.P.
August 31, 1994
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               5.   The Indenture shall have been executed and
                    delivered and one or more supplemental
                    indentures with respect to the series of Debentures shall have been duly executed and delivered;

               6.   The Debentures shall have been
                    appropriately issued, authenticated and
                    delivered for the consideration
                    contemplated by, and otherwise in
                    conformity with, the acts, proceedings and documents referred to above; and

          (b) When the steps set forth in paragraph (a) shall have been taken, the Debentures will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws limiting creditors' rights generally or by equitable principles relating to the availability of remedies; provided, however, that in rendering the above opinion, we express no opinion as to the effect, if any, of the usury laws of any state upon the enforceability of rights of the holders of the Debentures; and

          (c) All action necessary to make valid the proposed issuance of the Preferred Securities by the Partnership will have been taken when:

               1. The steps set forth in paragraph (a) shall have been taken;

               2. Appropriate orders authorizing the issuance of the Preferred Securities by the Partnership shall have been entered by the Idaho Public Utilities Commission, the Montana Public Service Commission, the Public Utility Commission of Oregon, the Utah Public Service Commission and the Public Service Commission of Wyoming;
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               3.   The Finance Committee or the Pricing
                    Committee of the Board of Directors of the Company, acting in its capacity as general partner of the Partnership, shall have approved the number, characteristics, rights and preferences and terms of the sale of the Preferred Securities in accordance with the resolutions adopted by the Company's Board of Directors authorizing the issuance and sale of the Preferred Securities;

               4.   The Limited Partnership Agreement shall
                    have been executed and delivered and all necessary partnership action required on the part of the Partnership shall have been duly taken;

               5. The Preferred Securities shall have been appropriately issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above; and

          (d) When the steps set forth in paragraph (c) shall have been taken, the Preferred Securities will have been duly issued and be validly outstanding and will be fully paid and nonassessable limited partner interests in the Partnership; and

          (e) All action necessary to make valid the proposed issuance by the Company of the Guarantee shall have been taken when:

               1.   The steps set forth in paragraphs (a) and
                    (c) above have been taken;

               2. Appropriate orders authorizing the Company to enter into the Guarantee shall have been entered by the Idaho Public Utilities Commission, the Montana Public Service Commission, the Public Utility Commission of Oregon, the Utah Public Service
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                    Commission and the Public Service
                    Commission of Wyoming;

               3.   The Finance Committee or the Pricing
                    Committee of the Board of Directors of the Company shall have approved the terms of the Guarantee in accordance with the resolutions adopted by the Company's Board of Directors authorizing the execution and delivery by the Company of the Guarantee;

               4. The Guarantee shall have been duly executed and delivered in conformity with the acts, proceedings and documents referred to above; and

          (f) When the steps set forth in paragraph (e) shall have been taken, the Guarantee will be the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws limiting creditors' rights generally or by equitable principles relating to the availability of remedies.

          We hereby authorize and consent to the use of this opinion as Exhibit (5)(a) of the Registration Statement and authorize and consent to the references to our firm in the Registration Statement and in the preliminary Prospectus and the preliminary Prospectus Supplements constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                              Very truly yours,



                         STOEL RIVES BOLEY JONES & GREY